MOORE & ASSOCIATES, CHARTERED
               ACCOUNTANTS AND ADVISORS
                         PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registrations statement on Form 10-SB/A of Paloma Enterprises, of our report dated January 9, 2007 on our audit of the consolidated financial statements of Paloma Enterprises Inc. as of December 31, 2005, and the results of its operations and cash flows for the period ended December 31, 2005 from inception August 11, 2005, and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
January 9, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7511 Fax (702)253-7501